UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): July 22, 2024

Inter Parfums, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, NY 10176
(Address of Principal Executive Offices)

212.983.2640
(Registrant’s Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $.001 par value per share	IPAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

               Certain portions of our press release dated July 22, 2024, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 2.02. They are as follows:

  The 1st through 3rd and 7th through 8th full paragraphs relating to net sales for the second quarter and six (6) months ended June 30, 2024
  Portions of the 4th, 5th, 6th, 9th and 10th paragraphs relating to net sales for the second quarter and six (6) months ended June 30, 2024

Item 7.01 Regulation FD Disclosure

Certain portions of our press release dated July 22, 2024, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

  Portions of the 4th, 6th, 9th and 10th paragraphs relating to product line extensions and new product launches
  Portion of the 5th paragraph relating to an expected increase in Montblanc sales
  The 11th paragraph relating to maintaining 2024 guidance and factors affecting guidance
  The 12th and 13th paragraphs relating to the Van Cleef and Arpels license renewal
  Portion of the 14th paragraph relating to plans to release second quarter results
  Portion of the 14th paragraph and the 15th through 17th full paragraphs relating to the 2024 second quarter conference call
  The 20th paragraph relating to forward looking information
  The balance of such press release not otherwise incorporated by reference in Item 2.02

Item 9.01 Financial Statements and Exhibits.

99.1	Our press release dated July 22, 2024

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: July 22, 2024

Inter Parfums, Inc.

By: /s/	Michel Atwood
Michel Atwood
Chief Financial Officer